                           ALCO STANDARD CORPORATION

                           DEFINED CONTRIBUTION PLAN

                           ALCO STANDARD CORPORATION

                           DEFINED CONTRIBUTION PLAN


                           EFFECTIVE OCTOBER 1, 1989



                               TABLE OF CONTENTS
                               -----------------


  Article                                        Page
  -------                                        ----

           Preamble                                 1

   I.      Definitions                              2

  II.      Eligibility                              8

 III.      Contributions to the Fund                9

  IV.      Participants' Accounts                  12

   V.      Distribution of Benefits                13

  VI.      Vesting                                 30

 VII.      Withdrawals                             32

VIII.      Loans to Participants                   38

  IX.      Administration                          39

   X.      The Fund                                45

  XI.      Amendment or Termination of the Plan    49

 XII.      Top-Heavy Provisions                    51

XIII.      General Provisions                      61

           Schedule A:  Participating Companies    66

           Schedule B:  Prior Plans                67

                           ALCO STANDARD CORPORATION

                           DEFINED CONTRIBUTION PLAN


          Alco Standard Corporation, an Ohio corporation, hereby adopts, effective October 1, 1989, the following defined contribution profit-sharing plan for the benefit of those of its employees who are eligible to participate in the plan and designed to allow for investment in qualified employer securities.

                                  BACKGROUND
                                  ----------

          1. As of September 30, 1989, separate defined contribution retirement plans to which all contributions had previously ceased ("Frozen Plans") were maintained by certain subsidiaries and divisions of Alco Standard Corporation ("Alco") for the benefit of their respective employees.

          2. Alco has determined to merge the Frozen Plans of certain of such subsidiaries and divisions into a single newly established defined contribution profit-sharing plan and to provide for participation in such plan of the participants in Frozen Plans of certain other subsidiaries and divisions. Therefore, effective October 1, 1989, the Alco Standard Corporation Defined Contribution Plan is established.

                                   ARTICLE I

                                  DEFINITIONS
                                  -----------

          Except where otherwise clearly indicated by context, the masculine shall include the feminine, the singular shall include the plural, and vice-versa.

          1.1  "Account" shall mean the separate entry maintained in the records
                -------
of the Trustee which represents the individual interest of a Participant in the Fund. "Money Purchase Account" shall mean the Account to which are credited
        ----------------------
Participating Company contributions that were originally made to a money purchase pension plan and gains and losses thereon. "Company Account" shall
                                                      ---------------
mean the Account to which are credited Participating Company contributions (other than contributions in the Money Purchase Account) and gains and losses thereon. "Before-Tax Account" shall mean the Account to which are credited a
           ------------------
Participant's before-tax contributions and gains and losses thereon.  "After-Tax
                                                                       ---------
Account" shall mean the Account to which are credited a Participant's after-tax
- -------
contributions and gains and losses thereon.

          1.2  "Actuarial Equivalent" shall mean of equal actuarial value, based
                --------------------
upon the factors and assumptions utilized by the insurance company from which the Administrator directs the purchase of any annuity contract for the purpose of providing benefits under the Plan.

          1.3  "Administrator" shall mean the person or persons designated
                -------------
pursuant to Section 9.1.

          1.4  "Affiliated Company" shall mean (a) any Alco division or
                ------------------
subsidiary (or division thereof) which would qualify as an includible corporation (or division of an includible corporation) within the meaning of section 1563(a) of the Code, (b) any member of an affiliated service group, as determined under section 414(m) of the Code, of which a Participating Company is a member, (c) any trade or business under common control with a Participating Company, as determined under section 414(c) of the Code, and (d) any entity required to be aggregated with a Participating Company pursuant to regulations
under section 414(o) of the Code.   "50% Affiliated Company" shall mean an
                                     ----------------------
Affiliated Company, but with the phrase "more than 50%" substituted for the phrase "at least 80%" in section 1563 (a) of the Code.

          1.5  "Alco" shall mean Alco Standard Corporation, an Ohio corporation.
                ----
"Alco Committee" shall mean the Pension Committee of Alco.  "Alco Stock" shall
 --------------                                              ----------
mean the common stock of Alco.

          1.6  "Board of Directors" shall mean the Board of Directors of Alco.
                ------------------

          1.7  "Code" shall mean the Internal Revenue Code of 1986, as amended
                ----
from time to time.

          1.8  "Early Retirement Date" shall mean the date on which a
                ---------------------
Participant attains his 55th birthday.

          1.9  "Effective Date" shall mean October 1, 1989, the effective date
                --------------
of this Plan.

          1.10  "Employee" shall mean any employee of a Participating Company
                 --------
who, as of the date such Participating Company joins in the Plan, was a participant in a Prior Plan and had a funded account under such Prior Plan.

          1.11  "ERISA" shall mean the Employee Retirement Income Security Act
                 -----
of 1974, as amended from time to time.

          1.12  "Fund" shall mean the assets held by the Trustee pursuant to the
                 ----
Trust Agreement executed under this Plan, increased by earnings, and decreased by payment of benefits, expenses and investment losses.

          1.13  "Investment Fund" means the funds or other various modes of
                 ---------------
investment to which a Participant may direct the investment of the assets of his Account. The Fund will consist of separate Investment Funds approved by the Alco Committee and held by the Trustee, including the Stock Fund, which is an unsegregated fund, together with the earnings thereon, invested solely in Alco Stock. The Stock Fund will not be available to Participants until October 1, 1990.

          The description of the investment characteristics of each Investment Fund, will not limit or prevent the Trustee, in its discretion, from holding any portion of a fund in cash or in other forms of short-term securities.

          1.14  "Joinder Agreement" shall mean the instrument by which a
                 -----------------
Participating Company joins and becomes a party to the Plan and the Trust Agreement. "Joinder Date" shall mean the date on which a Participating Company
             ------------
joins and becomes a party to the Plan and the Trust Agreement.

          1.15  "Normal Retirement Date" shall mean the date on which a
                 ----------------------
Participant attains his 65th birthday.

          1.16  "Participant" shall mean an Employee or a former employee of a
                 -----------
Participating Company who has satisfied the requirements for participation in this Plan under Article II.

          1.17  "Participating Company" shall mean each division and subsidiary
                 ---------------------
of Alco or division of a subsidiary which is designated by the Board of Directors to adopt this Plan by action of its board of directors and which executes a Joinder Agreement with respect to this Plan. The Participating Companies and their respective Joinder Dates are listed in Schedule A attached hereto and made a part hereof.

          1.18  "Plan" shall mean the Alco Standard Corporation Defined
                 ----
Contribution Plan, a profit-sharing plan, as set forth herein and as hereafter may be amended from time to time.

          1.19  "Plan Year" shall mean the twelve-consecutive month period
                 ---------
commencing October 1, 1989 and each October 1 thereafter.

          1.20  "Predecessor Company" shall mean each corporation that is a
                 -------------------
predecessor in interest to a Participating Company whether due to merger, consolidation, asset acquisition, or stock acquisition.

          1.21  "Prior Plan" shall mean each qualified defined contribution
                 ----------
retirement plan within the meaning of section 401(a) of the Code maintained by a Participating Company as of the Joinder Date for such Participating Company and merged with and into this Plan. The Prior Plans and their respective merger dates are listed in Schedule B attached hereto and made a part hereof.

          1.22  "Total Disability" shall mean a disability which wholly and
                 ----------------
continuously disables the Participant from performing the duties of any occupation for which he is, or might reasonably become, fitted by education, training, or experience. Disability resulting from the following causes shall not constitute Total Disability under the Plan:

                (a) service in the Armed Forces or Merchant Marine of the United States or any other country;
                (b) warfare or acts of a public enemy;
                (c) willful participation in any criminal act;
                (d) intentionally self-inflicted or self-incurred injury; or
                (e) use of drugs or narcotics contrary to law.

          1.23  "Trust Agreement" shall mean the agreement and declaration of
                 ---------------
trust between Alco and the Trustee, executed under this Plan, the terms of which are included herein by reference.

          1.24  "Trustee" shall mean the corporate trustee or one or more
                 -------
individuals collectively designated by the Board of Directors to serve as trustee under the Trust Agreement.

          1.25  "Valuation Date" shall mean the last day of each month and each
                --------------
interim date on which the Administrator determines that a valuation of the Fund be made.

                                  ARTICLE II

                                  ELIGIBILITY
                                  -----------

          2.1  Eligibility.  Each Employee or former employee of a Participating
               -----------
Company for whom one or more Accounts are maintained under this Plan as a result of a merger of a Prior Plan into this Plan shall become a participant in the Plan as of the Joinder Date for such Participating Company. No other employee or former employee of a Participating Company shall be admitted to the Plan.

          2.2  Data.  Each Participant shall furnish to the Administrator such
               ----
data as the Administrator may consider necessary for the determination of the Participant's rights and benefits under the Plan and shall otherwise cooperate fully with the Administrator in the administration of the Plan.

          2.3  Rights Affected.  Each employee and former employee of a
               ---------------
Participating Company for whom all accounts maintained under a Prior Plan have been distributed as of the Joinder Date for such Participating Company shall receive no additional rights as a result of this Plan, but shall have their rights and benefits determined solely under the Prior Plan as in effect before the applicable Joinder Date.

                                  ARTICLE III

                           CONTRIBUTIONS TO THE FUND
                           -------------------------

          3.1  Participating Company Contributions.  Except with respect to
               -----------------------------------
contributions made by a Participating Company to a Prior Plan which are subsequently transferred to the Fund pursuant to and at the time of the merger of such Prior Plan with and into the Plan, no contributions shall be made by a Participating Company to the Plan.

          3.2  Participant Before-Tax Contributions.  Except with respect to
               ------------------------------------
before-tax contributions made by a Participant to a Prior Plan which are subsequently transferred to the Fund pursuant to and at the time of the merger of such Prior Plan with and into the Plan, no before-tax contributions shall be made by a Participant to the Plan.

          3.3  Participant After-Tax Contributions.  Except with respect to
               -----------------------------------
after-tax contributions made by a Participant to a Prior Plan which are subsequently transferred to the Fund pursuant to and at the time of the merger of such Prior Plan with and into the Plan, no after-tax contributions shall be made by a Participant to the Plan.

          3.4  Fund.  The contributions transferred by Participating Companies
               ----
to the Fund pursuant to the mergers of Prior Plans with and into the Plan shall constitute a fund held for the benefit of Participants and their eligible beneficiaries under and in accordance with this Plan. No part of the principal or income of the Fund shall be used for, or diverted to, purposes other than for the exclusive benefit of such Participants and their eligible beneficiaries; provided that, in the case of a contribution made by a Participating Company (1) as a mistake of fact, (2) for which a tax deduction is disallowed, in whole or in part, by the Internal Revenue Service, or (3) which is conditioned upon the initial qualification of the Plan under section 401(a) of the Code and such initial qualification cannot be obtained, the Participating Company shall be entitled to a refund of said contribution.

               (b) Any refund of contributions described in Subsection (a) must be made (1) within one year after payment of a contribution made as a mistake of fact, (2) within one year after disallowance of a deduction, to the extent of such disallowance, or (3) within one year of the date on which the initial qualification of the Plan is denied by the Internal Revenue Service, as the case may be.

          3.5  Administrative and Investment Expenses.  All costs and expenses
               --------------------------------------
incurred in administering the Plan will be paid out of the Fund to the extent not paid by any Participating Company and consistent with the requirements of the Code and ERISA.

          3.6  Transfers of Assets.
               -------------------
               (a) As of June 30, 1990, the Trustee shall accept transfers of assets from the San Sierra Business Systems, Inc.

Profit Sharing Plan which represent a Participant's entire interest therein on behalf of an Employee who previously was employed by San Sierra Business Systems, Inc. and who has become employed by Associated Business Products, Inc.

               (b) As of September 30, 1990, the Trustee shall accept transfers of assets from the San Sierra Business Systems, Inc. Profit Sharing Plan which represent a Participant's entire interest therein on behalf of an Employee who previously was employed by San Sierra Business Systems, Inc. and who has become employed by Automated Office Systems.

               (c) As of October 1, 1990, the Trustee shall accept transfers of assets from the Unijax, Inc. Capital Accumulation Plan which represent a Participant's entire interest therein on behalf of an Employee who previously was employed by Unijax and who has become employed by Distribix.

               (d) Transfers shall be made in kind and assets shall be allocated to the accounts described in Section 1.1 corresponding to the accounts in the San Sierra Business Systems, Inc. Profit Sharing Plan or the Unijax, Inc. Capital Accumulation Plan from which the assets were transferred.

                                  ARTICLE IV

                            PARTICIPANTS' ACCOUNTS
                            ----------------------

          4.1  Accounts.  All contributions and earnings thereon may be invested
               --------
in one commingled Fund for the benefit of all Participants. However, in order that the interest of each Participant may be accurately determined and computed, separate Company, Before-Tax, After-Tax, and Money Purchase Accounts shall be maintained for each such Participant to reflect his interest in the Fund which has accrued by reason of such contributions and gains and losses thereon.

          4.2  Apportionment of Gain or Loss.  The value of each Investment
               -----------------------------
Fund, as computed pursuant to Section 10.6, shall be compared with the value of such Investment Fund, as of the preceding Valuation Date. Any difference in the value shall be the net increase or decrease of such Investment Fund, and such amount shall be ratably apportioned by the Trustee on its books among the Participants' Accounts which are invested in such Investment Fund at the current Valuation Date.

          4.3  Accounting for Allocations.  The Administrator shall provide for
               --------------------------
the establishment of accounting procedures for the purpose of making the allocations, valuations and adjustments to each Participant's Account provided for in this Article.

                                   ARTICLE V

                           DISTRIBUTION OF BENEFITS
                           ------------------------

          5.1  General.  The interest of each Participant in the Fund shall be
               -------
distributed in the manner, in the amount and at the time provided in this Article, except as provided in Article VI and except in the event of the termination of the Plan.

          5.2  Normal Retirement.  Each Participant shall have the right to
               -----------------
retire from a Participating Company upon his Normal Retirement Date. On retirement, the Participant's Account, valued in accordance with Section 10.6, shall be paid to him or applied for his benefit in accordance with the provisions of this Article.

          5.3  Early Retirement.  A Participant who has terminated employment
               ----------------
with a Participating Company and all Affiliated Companies shall be eligible for early retirement benefits upon his Early Retirement Date, and his Account, valued in accordance with Section 10.6, shall be paid to him or applied for his benefit on (or commencing on) the date he elects in accordance with the provisions of this Article. A Participant who is eligible for early retirement benefits may elect to receive his benefits (or to have his benefit payments commence) on (a) the first day of the month coincident with or next following his Early Retirement Date, or (b) the first day of any month between his Early Retirement Date and his Normal Retirement Date, or

(c) the first day of the month coincident with or next following his Normal Retirement Date.

          5.4  Late Retirement.  A Participant who remains in the employ of a
               ---------------
Participating Company beyond his Normal Retirement Date shall continue to participate in the Plan on the same basis as other Participants. The Participant's Account, valued in accordance with Section 10.6, shall be paid to him or applied for his benefit when he actually retires, or, if earlier, on or beginning on the mandatory benefit commencement date described in Section 5.15 in accordance with the provisions of this Article.

          5.5  Death.  If a Participant dies before the commencement of benefit
               -----
payments, his Account, valued in accordance with Section 10.6, shall be paid to, or applied for the benefit of, his spouse or designated beneficiary in accordance with the provisions of Sections 5.10 and 5.12.

          5.6  Total Disability.
               ----------------

               (a) If a Participant, before his Normal or Early Retirement Dates, suffers a Total Disability on account of which his employment is terminated, his Account, valued in accordance with Section 10.6, shall be paid to him or applied for his benefit in accordance with the provisions of this Article following the determination of his Total Disability. If the value of the Participant's Account is at least $3,500, his Account shall not be paid to him or applied for his benefit until (1) he consents in writing to such payment or application, or (2) he attains what would have been his Normal Retirement Date or (3) he dies.

               (b) Total Disability shall be determined by the Administrator which may consult with a medical examiner selected by it. The medical examiner shall have the right to make such physical examinations and other investigations as may be reasonably required to determine Total Disability.

          5.7  Normal Form of Payment Upon Retirement or Disability.
               ----------------------------------------------------

               (a) The normal form of benefit payment for a married Participant shall be a joint and survivor annuity that is an annuity for the life of the Participant with monthly installments payable after the death of the Participant to such Participant's spouse, if then living, for the life of such spouse in an amount equal to fifty percent (50%) of the benefit paid to the Participant. Such joint and survivor annuity shall be the Actuarial Equivalent of the Participant's Account.

               (b) The normal form of benefit payment for an unmarried Participant shall be a single life annuity with equal monthly installments payable to the Participant for his lifetime. Such annuity shall be the Actuarial Equivalent of the Participant's Account.

          5.8  Optional Forms of Payment Upon Retirement or Disability.
               -------------------------------------------------------

               (a) In lieu of the normal form of benefit payment as determined under Section 5.7, a Participant may elect, subject to the rules of Section 5.9, one of the following Actuarial Equivalent optional forms of payment:
                    (1) a single life annuity; or

                    (2) a single life annuity with equal monthly installments payable to the Participant for his lifetime, with one hundred and twenty (120) or one hundred and eighty (180) monthly payments guaranteed; or

                    (3) a joint and survivor annuity with the Participant's designated beneficiary, payable in monthly installments to the Participant for his lifetime and with fifty percent (50%) or one hundred percent (100%) of the amount of such monthly installment payable after the death of the Participant to the designated beneficiary of such Participant, if then living, for the life of such designated beneficiary; or

                    (4) approximately equal monthly, quarterly, semi-annual or annual installments over a period not to exceed the life expectancy or joint life expectancies of the Participant or of the Participant and his designated beneficiary (with such life expectancy or expectancies to be determined on the basis of assumptions selected by the Administrator in accordance with applicable regulations under the Code); provided, however, that: (A) the amount of each installment payment may fluctuate on account of an increase or decrease in the value of the Participant's Account (in accordance with Section 10.6) and (B) in the event of the Participant's death before his receipt of the prescribed number of payments, the unpaid portion of his Account, if any, shall be paid in a single sum to his designated beneficiary within one year of death; or

                    (5) a single sum payment.

               (b) Notwithstanding the foregoing, the Actuarial Equivalent single sum value of the benefit payable to the Participant must exceed the Actuarial Equivalent single sum value of the benefit payable to a beneficiary, both determined as of the benefit commencement date.

          5.9  Rules for Election of Optional Forms of Payment. The following
               -----------------------------------------------
rules shall be uniformly and nondiscriminatorily applied with respect to the election of optional forms of benefit payment by filing written notice in the form and manner prescribed by the Administrator.

               (a) A Participant may elect an optional form of benefit payment at any time during the period commencing 90 days before the first day of the calendar month for which benefits are first payable to the Participant and terminating on such benefit commencement date. If a Participant notifies the Administrator less than 90 days before the first day of the month for which his benefit payments would commence of his intent to terminate employment, the election period will end on the lapse of the full 90-day period commencing with such notice, and benefit payments will commence on the first day of the month coincident with or next following the lapse of such election period with benefit payments made retroactive to the first day of the month coincident with or next following the announced retirement of the Participant.

               (b) A Participant who has a spouse may elect to receive an optional form of benefit payment other than that provided in Subsection 5.7(a) or Subsection 5.8(a)(3) only if (1) the spouse (A) consents in writing not to receive the normal form of benefit payment, and (B) if applicable, consents in writing to the specific beneficiary or beneficiaries designated by the Participant pursuant to his election, (2) such consent acknowledges its own effect, and (3) such consent is witnessed by a notary public. Except as specifically provided to the contrary in this Plan, the Participant may not change his form of benefit payment or beneficiary without the consent of his spouse, unless the original consent of the spouse expressly permits the Participant to make changes without further consent of the spouse. A Participant is not required to comply with the above steps if he establishes to the satisfaction of a Plan representative that he either has no spouse or that his spouse cannot be located, or if he is legally separated or has been abandoned (within the meaning of local law) and has a court order to that effect.

               (c) A Participant shall have the right to revoke his waiver of the automatic form of benefit payment in the form of a joint and survivor annuity. Such revocation may be made at any time (and any number of times) prior to the Participant's benefit commencement date and may be made without the consent of the Participant's spouse.
               (d) In the event of the death of a Participant's spouse before the first day of the month in which the Participant's benefit payments are scheduled to commence, but after an election of a joint and survivor annuity has been made hereunder, the election shall be automatically revoked.

          5.10  Distribution of Death Benefits.
                ------------------------------

                (a) In the case of the death of a married Participant before the commencement of any benefits hereunder, death benefits shall be paid to the Participant's spouse in the form of an annuity for the life of the spouse that is the Actuarial Equivalent of the balance of the Participant's Account as of the date of his death, unless (1) the Participant elects, during the period beginning on the first day of the Plan Year in which he attains age 35 and ending on the date of his death, to have death benefits be payable to a beneficiary other than his spouse and/or to have death benefits be payable in a single sum; (2) the Participant's spouse consents in writing not to receive death benefits or to receive a single sum; (3) if applicable, the Participant's spouse consents in writing to the specific beneficiary designated by the Participant pursuant to his election; (4) such consent acknowledges its own effect; and (5) such consent is witnessed by a notary public.

          A married Participant is not required to comply with steps (2) through
(5) if he establishes to the satisfaction of a Plan representative that his spouse cannot be located, or if he is legally separated or has been abandoned (within the meaning of local law) and has a court order to that effect.

          Death benefits payable to any beneficiary other than the Participant's spouse shall be paid in a single sum.

               (b) In the case of an unmarried Participant, death benefits shall be paid to the Participant's designated beneficiary in the form of a single sum payment that is equal to the balance of the Participant's Account as of the date of his death.

               (c) In the case of an annuity being paid to the surviving spouse of a deceased married Participant in accordance with Subsection (a), such benefit shall commence (1) on any date when the Participant could have elected to receive immediate retirement benefits, but not later than the date that would have been the Participant's Normal Retirement Date, as elected in writing by the surviving spouse; or (2) if the Participant dies on or after his Normal Retirement Date, in the month following the month in which he dies.

          5.11  Mandatory Benefit Commencement.  If a Participant is still
                ------------------------------
employed by a Participating Company or any Affiliated Company when he reaches the mandatory benefit commencement date applicable to him (as described in Section 5.15(a)), he shall begin to receive benefits in accordance with the minimum distribution rules of section 401(a)(9) of the Code. When he actually retires, the balance remaining in his Account, valued in accordance with Section 10.6, shall be distributed in the normal form described in Section 5.7 or in the optional form he elects under Sections 5.8 and 5.9.

          5.12  Beneficiary Designation.
                -----------------------

                (a) The designation of a beneficiary to receive any remainder of a guaranteed number of payments may be made or changed until the date on which the guaranteed payment period has expired. If no designation is made, or if all of the beneficiaries named in such designation predecease the Participant or cannot be located by the Administrator, the remaining interest, if any, of the deceased Participant in his Account shall be paid in the form of a single sum payment within one year of death to the Participant's surviving spouse, or, if none, to the Participant's estate.

                (b) Subject to the provisions of Subsection (a) and to the provisions set forth in this Article relating to the rights of spouses to survivor benefit payments, each Participant shall have the unrestricted right at any time prior to the commencement of benefits to designate or to change the previous designation of the beneficiary or beneficiaries who shall receive, on or after his death, benefits by executing and filing with the Administrator a form prescribed by the Administrator for that purpose.

                (c) Subject to the provisions set forth in this Article relating to the rights of spouses to survivor benefit payments, each Participant shall have the further unrestricted right to revoke and to change, at any time and from time to time prior to the commencement of benefits, any beneficiaries previously designated by him by executing and filing with the Administrator a form prescribed by the Administrator for that purpose. No designation, revocation or change of beneficiaries shall be valid and effective unless and until filed with the Administrator.

          5.13  Information to Participants.
                ---------------------------

                (a) The Administrator shall supply to each Participant written information relating to the terms and conditions of the preretirement surviving spouse annuity and the joint and survivor annuity form of benefit; the rules relating to the election of alternative forms of benefit for married Participants and the revocation of such elections; and the rights of the Participant's spouse with respect to all such benefits.

                (b) The information relating to the preretirement surviving spouse benefit shall be provided:

                    (1) once during the Plan Year in which the Participant attains ages 32, 33 or 34, or, if later, within a reasonable period of time after the Participant first begins to participate in the Plan;

                    (2) in the case of a Participant who terminates his employment before attaining age 35 and before receiving such written information, within a reasonable period of time after the Participant's termination of employment; and

                    (3) in the case of a Participant to whom the preretirement surviving spouse benefit has not previously applied, within a reasonable period of time after such benefit first applies to the Participant.

                (c) The information relating to the joint and survivor annuity form of benefit shall be provided within a reasonable period of time before the Participant's benefit commencement date.

          5.14  Payment of Alco Stock.  Distribution shall normally be made in
                ---------------------
cash; provided, however, that a Participant who has elected to receive a single sum payment of his Account may request, in the manner and at the time prescribed by the Administrator, to receive his interest in the Stock Fund in the form of whole shares of Alco Stock, with cash for fractional shares. This option to receive a distribution in the form of Alco Stock is effective on or after October 1, 1990.

          5.15  Timing of Payment.
                -----------------

                (a) (1) Distribution of a Participant's Account shall be made or shall commence by the mandatory commencement date described in paragraph (2), (3), or (4), whichever is applicable.

                    (2) Until January 1, 1989, the "mandatory commencement date" for purposes of paragraph (1) shall be the April 1st that follows the later of:

                         (A)  the end of the calendar year in which the
Participant attains age 70 1/2, or

                         (B)  the end of the calendar year in which the
Participant's employment with all Participating Companies and all Affiliated Companies terminates.

          Notwithstanding the foregoing, clause (B) shall not apply in the case of a Participant who is a five-percent (5%) owner (as defined in section 416(i)(1)(B) of the Code) at any time during the five-Plan-Year period ending in the calendar year in which the Participant attains age 70 1/2.

          If a Participant becomes a five-percent (5%) owner during any Plan Year after the end of the five-Plan-Year period described above, distribution of his Account under this Plan shall commence not later than the April 1st that follows the end of the calendar year which includes the last day of the Plan Year in which the Participant becomes a five-percent (5%) owner.

                    (3) Beginning on January 1, 1989, the "mandatory commencement date" for purposes of paragraph (1) shall be the April 1st that follows the end of the calendar year in which the Participant attains age 70 1/2; provided, however, that in the case of a Participant who attains age 70 1/2 before January 1, 1988 and who is not a five-percent (5%) owner at any time during the Plan Year ending during the calendar year in which he attains age 66 1/2 or any subsequent Plan Year, the "mandatory commencement date" shall continue to be the date described in paragraph (2).

                    (4) Notwithstanding paragraph (3), a Participant who attains age 70 1/2 in 1988, who is not a five-percent (5%) owner at any time during the five-Plan-Year period ending in the calendar year in which he attains age 70 1/2, and who has not retired by January 1, 1989 shall be treated as having retired on January 1, 1989, and his "mandatory commencement date" shall be April 1, 1990.

               (b) Assuming that a Participant has made proper application for distribution of his Account in accordance with Section 5.17, the Participant shall begin to receive benefits no later than the later to occur of:

                    (1) the 60th day after the end of the Plan Year which includes the Participant's Normal Retirement Date, or

                    (2) the 60th day after the end of the Plan Year in which the Participant's employment with all Participating Companies and all Affiliated Companies terminates.

               (c) This section shall be construed to comply with the provisions of section 401(a)(9) of the Code and the regulations thereunder. Such provisions shall override any distribution options in the Plan which are inconsistent with section 401(a)(9) of the Code.

               (d) Pursuant to a valid deferral election filed by the Participant with the Administrator (or the administrator of a Prior Plan) before January 1, 1984 and not subsequently revoked, the commencement of payment of his Account may be postponed to a date which is later than that set forth in Subsection (a) or (b).

               (e) If distribution of the Participant's Account has begun, and if the Participant dies before his entire Account has been distributed to him, the remaining portion of such Account shall be distributed at least as rapidly as under the method being used as of the date of his death.

               (f) If the Participant dies before distribution of his Account has begun, the Participant's entire Account shall be distributed within five years after his death, unless it is distributed in accordance with Subsection
(g).

               (g) If the Participant dies before distribution of his Account has begun, and if

                    (1) any portion of his Account is payable to a designated beneficiary,

                    (2) such portion is to be distributed over the life of such beneficiary or over a period not longer than the life expectancy of such beneficiary, and

                    (3) such distribution begins not later than one year after the date of the Participant's death (or such later date as the Secretary of the Treasury may prescribe in regulations),

     then such portion shall be treated as distributed on the date on which the distribution begins.

               (h) If the designated beneficiary referred to in Subsection (g) is the Participant's surviving spouse, the date on which distribution is required to begin under Subsection (g)(3) shall not be earlier than the date on which the deceased Participant would have attained age 70 1/2. Furthermore, if the surviving spouse dies before distribution to such spouse begins, this Subsection (h) shall be applied as if the spouse were the Participant.

               (i) For the purposes of this Section, the life expectancy of the Participant and his spouse may be redetermined, but may not be redetermined more often than annually.

         5.16  Cash-Outs of Small Accounts.
               ---------------------------

               (a) Notwithstanding anything in this Article to the contrary, if a Participant's Account is valued at less than $3,500, such Account will be distributed in a single sum payment to the Participant or his beneficiary and will be distributed prior to the Participant's Normal Retirement Date without obtaining the Participant's consent. In no event shall a distribution be made under this Section after (a) the first day of the first period for which an amount is payable as an annuity or (b) in the case of a benefit not payable in annuity form, the first day on which all events have occurred which entitle the Participant to such benefit, unless the Participant and his spouse (or, if the Participant has died, the surviving spouse) consent(s) in writing to a distribution under this Section. Such consent shall be made in a form and manner similar to that described in Section 5.9(b).

               (b) If the value of a Participant's Account at the time of a distribution is at least $3,500, the value of his Account at any later time shall be deemed to be at least $3,500 for purposes of determining whether the Participant's benefit may be cashed out.

         5.17  Claims for Benefits.  Payment of or from a Participant's Account
               -------------------
shall commence when properly written application for same is received by the Administrator. In the event that a Participant fails to apply to the Administrator for payment of his Account by his Normal Retirement Date or by the date on which his employment terminates, if later, the Administrator shall make diligent efforts to locate such Participant. Except as provided in Section 5.15, the Administrator shall be under no obligation to make payments at any time for the period in which all or any portion of his Account would have been payable if the Participant had made timely application for payment of his Account.

         5.18  Mailing Address.  Benefit payments and notifications hereunder
               ---------------
shall be deemed made when mailed to the last address furnished to the Administrator.

         5.19  Employees of Drumstick Company.  Notwithstanding anything
               ------------------------------
contained in this Article V to the contrary, any Participant who is employed by the Drumstick Company and whose participation in the Plan terminates as a result of the sale of Drumstick Company on January 29, 1991 shall be paid his Account as soon as administratively practicable following January 29, 1991 subject to the requirements for Participant's consent as described in Section 5.16.

         5.20  Employees of American Warehouses, Inc.  Notwithstanding anything
               --------------------------------------
contained in this Article V to the contrary, any Participant who is employed by American Warehouses, Inc. division of Paper Corporation of America and whose participation in the Plan terminates as a result of the sale of American Warehouses, Inc. on February 13, 1991 shall be paid his Account as soon as administratively practicable following February 13, 1991 subject to the requirements for Participant's consent as described in Section 5.16.

                                   ARTICLE VI
                                    VESTING
                                    -------

          6.1  Full Vesting.  All Participants shall be fully vested in their
               ------------
Accounts.
          6.2  Timing of Payment to Terminated Vested Participant.
               --------------------------------------------------

               (a) In the case of a Participant who has terminated employment with a Participating Company and all Affiliated Companies (other than by retirement, death, or Total Disability as provided in Article V) and the value of his Account is less than $3,500, his Account shall be paid to such Participant in a single sum within 60 days after the end of the Plan Year in which such termination of employment occurs.

               (b) A distribution under Subsection (a) shall in no event be made after (1) the first day of the first period for which an amount is payable as an annuity or (2) in the case of a benefit not payable in annuity form, the first day on which all events have occurred which entitle the Participant to receive his benefit in a form other than an immediate single sum payment, unless the Participant and his spouse (if any) consent in writing to receive an immediate single sum payment. Such consent shall be made in a form and manner similar to that described in Section 5.9(b).

               (c) In the case of a Participant who has terminated employment with a Participating Company and all Affiliated Companies (other than by retirement, death, or Total Disability as provided in Article V) and the value of his Account is at least $3,500, his Account shall be paid to or applied for the benefit of such Participant as if he had continued employment until his Normal Retirement Date. The Administrator shall begin distribution to the Participant earlier than the date described in the preceding sentence if the Participant and his spouse consent in writing to such earlier distribution. Consent of the spouse shall be made in a form and in a manner similar to that described in Section 5.9(b).

          The Accounts payable under this Subsection shall be paid in a form provided for in Article V.

                                  ARTICLE VII

                                  WITHDRAWALS
                                  -----------

          7.1  Voluntary Withdrawals.
               ---------------------

               (a)  Withdrawal from After-Tax Account.  A Participant may
                    ---------------------------------
withdraw at any time all or any portion of his After-Tax Account.

               (b)  Withdrawal from Company Account.  Except as may be
                    -------------------------------
provided in Section 7.2 or 7.7, a Participant may not withdraw any portion of his Company Account.

               (c)  Withdrawal from Before-Tax Account.  Except as may be
                    ----------------------------------
provided in Section 7.2, a Participant may not withdraw any portion of his Before-Tax Account before he has attained age 59 1/2. A Participant may withdraw at any time all or any portion of his Before-Tax Account after he has attained age 59 1/2.

               (d)  Withdrawals from Money Purchase Account.  A Participant
                    ---------------------------------------
may not withdraw any portion of his Money Purchase Account.

               (e)  Provisions Relating to Withdrawals.
                    ----------------------------------

                    (1) Withdrawals will be made under this Section 7.1 following written notice to the Administrator.

                    (2) No withdrawal may be effected under this Section 7.1 more frequently than once in any calendar quarter.

                    (3) A Participant may not replace any portion of his Account withdrawn under this Section 7.1.

                    (4)  No withdrawal shall be permitted under this Section
7.1 unless it has a fair market value of at least $500, unless such withdrawal represents the full amount that may be withdrawn hereunder.

                    (5) No withdrawal shall be permitted under the Plan except as permitted in Section 7.1 or 7.2.

          7.2  Hardship Withdrawals.
               --------------------

               (a) In addition to the rights provided in Section 7.1, a Participant may make a withdrawal from his Company Account and a withdrawal from his Before-Tax Account not greater than his before-tax contributions not previously withdrawn plus earnings thereon credited as of December 31, 1988 in case of unusual hardship as may be presented in writing to, demonstrated to the satisfaction of, and specifically approved by the Administrator.

               (b) A withdrawal in the case of unusual hardship shall only be permitted if:

                    (1) the Administrator determines that in light of an immediate and heavy financial need of the Participant the withdrawal is necessary for:

                         (A)  the payment of medical expenses described in
section 213(d) of the Code and incurred by the Participant, his spouse, or any of the Participant's dependents (as defined in section 152 of the Code), or the payment of amounts necessary for such individuals to obtain such medical care, so long as such expenses are ineligible for reimbursement by an insurance carrier;

                         (B)  costs directly related to the purchase
(excluding mortgage payments) or payment for construction or substantial rehabilitation of a principal residence of the Participant;

                         (C)  the payment of tuition and related educational
fees for up to the next 12 months of post-secondary education for the Participant, his spouse, children, or dependents (as defined in section 152 of the Code);

                         (D)  payments to prevent the eviction of the
Participant from his principal residence or foreclosure on the mortgage of the Participant's principal residence;

                         (E)  the payment of tax levies assessed by federal,
state or local taxing authorities, including interest and penalties assessed thereon, or excise taxes; or

                         (F)  the payment of expenses incurred under such other
circumstances as may be prescribed by the Secretary of the Treasury; and

                    (2) the Participant represents on forms provided by the Administrator that the amount of the withdrawal does not exceed that amount required to meet the immediate financial need created by the hardship and that the financial need cannot be satisfied from other resources reasonably available to the Participant, and provided that the Administrator does not have actual knowledge that it may not rely upon the Participant's representation.

               (c) A Participant may not replace any portion of his Account withdrawn under Section 7.2.

               (d) The provisions of this Section 7.2 shall be applied on a uniform and nondiscriminatory basis.

          7.3  Amount and Payment of Withdrawals.
               ---------------------------------

               (a) For the purpose of paying the amounts to be distributed to a Participant under the provisions of this Article, the value of each Investment Fund and the amount of the Participant's interest therein shall be determined in accordance with the provisions of Section 10.6.

               (b) Amounts payable under the provisions of this Article to a Participant whose Account has a value of less than $3,500 shall be paid in a single sum. Amounts payable under the provisions of this Article to a Participant whose Account has a value of at least $3,500 shall be paid in such form of payment as provided under Article V.

               (c) If a Participant requests a withdrawal, distribution shall be made out of the Participant's interest in the various Investment Funds in proportion to the Participant's share in such Investment Fund.

          7.4  Withdrawal of Pledged Amount.  No amount that is security for a
               ----------------------------
loan under Article VIII may be withdrawn.

          7.5  Spousal Consent.  When a married Participant applies for a
               ---------------
withdrawal from the Plan, he and his spouse shall execute and deliver to the Administrator a written statement acknowledging (a) that the spouse consents to the withdrawal and (b) that they understand that the withdrawal will reduce the amount of benefits that will later be payable to the Participant and/or the spouse under this Plan. Such statement shall be made in a form and manner similar to that described in Section 5.9(b).

          7.6  Priority of Withdrawals.  With respect to any withdrawal under
               -----------------------
Sections 7.1 or 7.2, a Participant must make withdrawals in the following order of priority: (a) his After-Tax Account; (b) his Company Account; and (c) his Before-Tax Account.

          7.7  Small Account Withdrawal.  A Participant may elect to withdraw
               ------------------------
his entire Company Account if the value of his Company Account is less thaan $250.00 and

               (a) his Company Account consists entirely of (1) contributions made by his employer and allocated to his Company Account at least 24 months prior to the date of withdrawal and/or (2) forfeitures attributable to employer contributions which were made at least 24 months prior to the date of withdrawal, even if such forfeitures were allocated less than 24 months prior to the date of withdrawal; or

               (b) he has been a Participant in the Plan or the predecessor plan to which his employer originally made the con-tributions constituting his Company Account for at least 60 months as of the date of withdrawal.

                                  ARTICLE VIII

                             LOANS TO PARTICIPANTS
                             ---------------------

          8.1  Availability of Loans.  New loans secured by Participants'
               ---------------------
Accounts shall not be available under the Plan. In the event a Participant received a loan from a Prior Plan, the outstanding balance of which had not been repaid as of the Joinder Date applicable to the Prior Plan in which such Participant participated, such Participant shall continue to be bound by the terms of such loan, substituting the Trustee as payee and secured party for the trustee of the Prior Plan in question and the Account under the Plan as security for such loans. Nothing herein shall be construed as permitting any new loans or extensions or renegotiations of any existing loans.

          8.2  Additional Rules.  The Administrator may establish rules relating
               ----------------
to outstanding Participant loans under the Plan, which rules shall be applied on a uniform and non-discriminatory basis.

                                   ARTICLE IX

                                 ADMINISTRATION
                                 --------------

          9.1  Administrator.
               -------------

               (a) The Administrator of the Plan shall be the person from time to time appointed as the Administrator of the Alco Standard Corporation Participating Companies Pension Plan. Such Administrator shall be responsible for the general administration of the Plan under the policy guidance of the Alco Committee. The Administrator may be in the employ of Alco and may be a member of an Administrative Committee (if any, which he may appoint), the Alco Committee, or a Trustee, and shall receive no special or additional compensation, other than reimbursement of expenses, for his service as Administrator.

               (b) The Administrator shall have all powers necessary to administer the Plan in accordance with its terms and applicable law. Any construction, interpretation, or application of the Plan by the Administrator (or the Alco Committee with regard to appeals under Section 9.6) shall be final, conclusive, and binding on all persons.

          9.2  Duties and Powers of Alco Committee.  In addition to any duties
               -----------------------------------
and powers described elsewhere herein, the Alco Committee shall have the following special duties and powers:

               (a) to retain such consultants, accountants, actuaries, and attorneys, as deemed necessary or desirable, to render statements, reports and advice with respect to the Plan and to assist the Administrator in complying with all applicable rules and regulations affecting the Plan. Any consultants, accountants, or attorneys may be the same as those retained by Alco or the Participating Company; and

               (b)  to decide appeals under Section 9.6.

          9.3  Duties and Powers of Administrator.  In addition to the duties
               ----------------------------------
and powers described elsewhere herein, the Administrator shall have the following specific duties and powers:

               (a) to enact uniform and non-discriminatory rules, regulations and procedures to carry out the provisions of the Plan;

               (b) to resolve questions or disputes relating to eligibility for benefits or the amount of benefits under the Plan;

               (c) to conduct the day-to-day administration of the Plan subject to the control and guidance of the Alco Committee;

               (d)  to interpret the provisions of the Plan;

               (e) to set uniform policies in order that the Plan may be operated in a non-discriminatory manner;

               (f)  to evaluate administrative procedures;

               (g) to appoint, at the Administrator's discretion, an Administrative Committee;

               (h) to delegate such duties and powers, as the Administrator shall determine from time to time, to any person or persons, including the Administrative Committee; and

               (i) to establish reasonable procedures to determine the qualified status of domestic relations orders, as provided in section 414(p) of the Code, which relate to the Plan, and to administer distributions under such qualified orders. To the extent provided in any domestic relations order which is found to be a qualified domestic relations order (as defined in the Code), the former spouse of a Participant shall be treated as a surviving spouse for purposes of this Plan, and any other spouse of the Participant shall not be treated as a spouse of the Participant.

          9.4  Functioning of Administrator.  The Administrator and
               ----------------------------
Administrative Committee shall keep accurate records and minutes of meetings, interpretations and decisions. The Administrative Committee shall act by majority vote of the members, and such action shall be evidenced by a written document.

          9.5  Adverse Determinations.  If, at any time, the Administrator makes
               ----------------------
a determination adverse to a Participant or any other claimant with respect to a written claim for benefits or participation under the Plan (including a withdrawal request), the Administrator shall notify the claimant in writing of such determination setting forth:

               (a)  the specific reason or reasons therefor;

               (b) the reference to the specific provision or provisions hereof on which such determination is based;

               (c) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

               (d) an explanation of the rights and procedures set forth in this Section.

          The Administrator's decision shall be forwarded to the claimant within 90 days of the Administrator's receipt of the claim; provided, however, that in special circumstances the Administrator may extend the response period for up to an additional 90 days, provided that the Administrator so notifies the claimant in writing and specifies the reason or reasons for such extensions.

          9.6  Appeals from Adverse Determinations.  A Participant or any other
               -----------------------------------
claimant who receives notice of an adverse determination by the Administrator with respect to his claim may himself or through his duly authorized representative:

               (a) request in writing, within 60 days of receipt of such notice, a review of the Administrator's determination by the Alco Committee;

               (b)  review pertinent documents; and

               (c) submit issues and comments with respect to the controversy in writing to the Alco Committee.

          The Alco Committee shall render a decision within 60 days of receipt of a request for review, which decision shall be in writing and shall set forth the specific reasons for the decision reached and the specific provisions of the Plan on which the decision is based. The Alco Committee may extend the 60-day response period in special circumstances for up to an additional 60 days. Written notice of the extension shall be sent to the claimant prior to the commencement of the extension. A copy of such decision shall be delivered to the Participant and maintained in the records of the Alco Committee.

          9.7  Deemed Denials.  If for any reason the written notice of denial
               --------------
described in Section 9.5 is not furnished within 90 days of the Alco Committee's receipt of a claim for benefits, the claim shall be deemed to be denied. Likewise, if for any reason the written decision on review described in Section
9.6 is not furnished within the time prescribed, the claim shall be deemed to be denied on review.

          9.8  Indemnification.  The Administrator and each member of the Alco
               ---------------
Committee shall be indemnified by Alco against expenses (other than amounts paid in settlement to which Alco does not consent) reasonably incurred by him in connection with any action to which he may be a party by reason of his performance of administrative functions and duties under the Plan, except in relation to matters as to which he shall be adjudged in such action to be personally guilty of willful misconduct or gross negligence in the performance of his duties. The foregoing right to indemnification shall be in addition to such other rights as the Administrator or Alco Committee member may enjoy as a matter of law or by reason of insurance coverage of any kind. Rights granted hereunder shall be in addition to and not in lieu of any rights to indemnification to which the Administrator or Alco Committee member may be entitled pursuant to the by-laws of Alco.

                                   ARTICLE X

                                    THE FUND
                                    --------

         10.1  Designation of Trustee.  Alco, by appropriate resolution of its
               ----------------------
Board of Directors, shall name and designate a Trustee and enter into a Trust Agreement. Alco shall have the power, by appropriate resolution of its Board of Directors, to amend the Trust Agreement, remove the Trustee, and designate a successor Trustee, as provided in the Trust Agreement. All of the assets of the Plan shall be held by the Trustee for use in accordance with this Plan in providing for the benefits hereunder.

         10.2  Exclusive Benefit.  Before the satisfaction of all liabilities
               -----------------
under the Plan in the event of termination of the Plan, no part of the corpus or income of the Fund shall be used for or diverted to purposes other than for the exclusive benefit of Participants and their beneficiaries except as expressly provided in this Plan and in the Trust Agreement.

         10.3  No Interest in Fund.  No persons shall have any interest in, or
               -------------------
right to, any part of the assets or income of the Fund, except as to and to the extent expressly provided in this Plan and in the Trust Agreement.

         10.4  Trustee.  The Trustee shall be the named fiduciary with respect
               -------
to management and control of Plan assets held by it and shall have exclusive and sole responsibility for the custody and investment thereof in accordance with the Trust Agreement.

         10.5  Investments.
               -----------

               (a)  General.  Except as provided in this Section, as of
                    -------
October 1, 1990, the Trustee shall invest Participants' Accounts in such Investment Funds as each Participant may select in accordance with this Section. Such investments acquired in the manner prescribed by the Plan shall be held by or for the Trustee.

               (b)  Investment Funds.  Except with respect to Accounts which are
                    ----------------
invested, in part, in certain specified assets, a Participant shall select in writing, on a form prescribed by the Administrator, which one or more of the Investment Funds in which his Account shall be invested, and the percentage thereof that shall be invested in each in whole percentages totaling 100%. A Participant may amend such selection by prior written notice to the Administrator, on a form prescribed by the Administrator, no more than twice within one 12-month period, effective as of the end of the month in which such request is received by the Administrator. If the Trustee receives no direction from a Participant, his entire Account shall be invested in the Investment Fund or Funds selected by the Trustee.

               (c)  Commingled Investment Funds.  The amounts held on behalf
                    ---------------------------
of all Participants in each Investment Fund shall be commingled for investment purposes.

               (d)  Voting Rights.  Each Participant or beneficiary shall have
                    -------------
the right to direct the Trustee as to the exercise of all voting rights with respect to amounts held in the Stock Fund, and the Trustee shall solicit those votes when appropriate; provided, however, that in the absence of such direction with respect to any amounts held in the Stock Fund, the Trustee shall exercise the voting rights with respect to the amounts held in the Stock Fund.

               (e)  Tender for Alco Stock.  In the event Alco Stock is the
                    ---------------------
object of a tender offer pursuant to Regulation 14D of the Securities Exchange Act of 1934, or any substantially similar state statute or regulation, the Trustee shall not tender any shares of Alco Stock held by the Trustee in any Account unless the Trustee shall be so instructed by the Participant for whose Account the shares are held to tender such shares. The purchase by the tender offerer of any shares so tendered shall be deemed to result in the withdrawal of the shares so purchased first from the Participant's After-Tax Account, then from his Before-Tax Account, then from his Company Account, and finally from his Money Purchase Account; provided, however, that any purchase of tendered Alco Stock shall not be deemed to be a withdrawal from any Account prior to the time withdrawals may be made pursuant to the Plan's terms.

               (f)  Pledged Amounts.  If any portion of an Account is to be
                    ---------------
used as security for a loan under Article VIII, such Account shall be invested entirely in a fixed-income Investment Fund until the Account is released and is no longer security for the loan.

         10.6  Valuation of Funds.
               ------------------

               (a) The amount in any Investment Fund credited to the Account of a Participant shall be determined by the fair market value of the Investment Fund as of the Valuation Date coinciding with or immediately following the date the request for a transfer or a distribution due to withdrawal or termination of employment for any reason is received by the Administrator.

               (b) Notwithstanding the foregoing, for purposes of transfers to the Stock Fund, the number of shares to be credited to the Participant's Account shall be based on the price of the stock on the last day of the month in which the Participant's request for transfer is received by the Administrator. For purposes of withdrawals, distributions, and transfers from the Stock Fund, the amount debited to the Participant's Account shall be based on the price of the stock on the last day of the month in which the Participant's request for the withdrawal, distribution, or transfer is received by the Administrator.

                                  ARTICLE XI

                     AMENDMENT OR TERMINATION OF THE PLAN
                     ------------------------------------

         11.1  Amendment.  Alco reserves the right at any time, and from time to
               ---------
time, by action of its Board of Directors to alter, amend and modify, in whole or in part, the provisions of the Plan and the Trust Agreement; provided, however, that it shall be impossible, except as provided in Section 3.4, for any part of the corpus or income of the Fund, at any time, to be used for, or diverted to, purposes other than for the exclusive benefit of the Participants or their beneficiaries.

         11.2  Termination.  The Plan and the Fund forming part of the Plan may
               -----------
be terminated by Alco at any time. In the event of a termination or partial termination or in the event Alco is dissolved, liquidated or adjudicated as bankrupt, the interest of the Participants, their estates and beneficiaries shall be nonforfeitable. Upon termination of the Plan, the interest of each Participant shall be distributed as soon as administratively feasible. When all assets shall have been paid out by the Trustee, the Fund shall cease.

         11.3  Merger.  The Plan shall not be merged or consolidated with or
               ------
have its assets transferred to any other qualified retirement plan unless each Participant would (assuming the Plan then terminated) receive a benefit after such merger, consolidation or transfer which is of actuarial value equal to or greater than the benefit he would have received from the value of his Account if the Plan had been terminated on the day before such merger, consolidation or transfer.

                                  ARTICLE XII

                             TOP-HEAVY PROVISIONS
                             --------------------

         12.1  General.  The following provisions shall apply automatically to
               -------
the Plan and supersede any contrary provisions for each Plan Year in which it is a Top-Heavy Plan. It is intended that this Article shall be construed in accordance with the provisions of section 416 of the Code.

         12.2  Definitions.  The following definitions shall supplement those
               -----------
set forth in Article I of the Plan:

               (a) "Aggregation Group" shall mean:
                    -----------------

                   (1) each plan (including a frozen plan or a plan which has been terminated during the 60-month period ending on the Determination Date) of the Participating Company or an Affiliated Company in which a Key Employee is a participant;

                   (2) each other plan (including a frozen plan or a plan which has been terminated during the 60-month period ending on the Determination Date) of the Participating Company or an Affiliated Company which enables any plan in which a Key Employee participates to meet the requirements of sections 401(a)(4) and 410 of the Code; and

                   (3) each other plan (including a frozen plan or a plan which has been terminated during the 60-month period ending on the Determination Date) of the Participating Company or an Affiliated Company which is included by the Administrator if the Aggregation Group, including such a plan, would continue to meet the requirements of sections 401(a)(4) and 410 of the Code.

               (b) "Determination Date" shall mean the last day of the preceding
                    ------------------
Plan Year.

               (c) "Key Employee" shall mean any Employee or former Employee
                    ------------
who at any time during the 60-month period ending on the Determination Date is described below. The term Key Employee shall also include the beneficiaries of such persons. Notwithstanding the foregoing, the number of persons described in Subsection (c)(2) for the entire 60-month period shall be limited to 10.

                   (1) An officer of a Participating Company having annual compensation as defined in Treas. Reg. (S)1.415-2(d) from all Participating Companies and all Affiliated Companies for a Plan Year during such 60-month period greater than fifty percent (50%) of the amount in effect under section 415(b)(1)(A) of the Code for the calendar year in which such Plan Year ends.

                   (2) One of the 10 employees with annual compensation as defined in Treas. Reg. (S)1.415-2(d) from all Participating Companies and all Affiliated Companies greater than the amount described in section 415(c)(1)(A) of the Code who own (or are considered as owning, within the meaning of section 318 of the Code) the largest interests in any Participating Company or Affiliated Company, provided that such interest exceeds one-half of one percent (0.5%) of the total share ownership of the Participating Company or Affiliated Company.

                   (3) A five-percent (5%) owner of a Participating Company.

                   (4) A one-percent (1%) owner of a Participating Company who has annual compensation as defined in Treas. Reg. (S)1.415-2(d) from all Participating Companies and all Affiliated Companies which, in the aggregate, is in excess of $150,000.

          The above determinations shall be made in accordance with section 416(i) of the Code. No more than 50 employees (or, if less, the greater of three employees or ten percent (10%) of the greatest number of employees, including leased employees within the meaning of section 414(n) of the Code, employed by all Participating Companies and all Affiliated Companies during the 60-month period ending on the Determination Date) shall be treated as officers.

               (d) "Key Employee Ratio" shall mean the ratio for any Plan Year,
                    ------------------
calculated as of the Determination Date of such Plan Year, determined by comparing the amount described in Subsection (d)(1) with the amount described in Subsection (d)(2) after deducting from each such amount any portion thereof described in Subsection (d)(3):

                   (1) the sum of (A) the present value of all accrued benefits of Key Employees under all qualified defined benefit plans included in the Aggregation Group, (B) the balance in all of the accounts of Key Employees under all qualified defined contribution plans included in the Aggregation Group, and (C) the amounts distributed from all plans in such Aggregation Group to or on behalf of any Key Employee during the period of five Plan Years ending on the Determination Date, except benefits paid on account of death in excess of the accrued benefits or account balances immediately before death;

                   (2) the sum of (A) the present value of all accrued benefits of all participants under all qualified defined benefit plans included in the Aggregation Group, (B) the balances in all of the accounts of all participants under all qualified defined contribution plans included in the Aggregation Group and (C) the amounts distributed from all plans in such Aggregation Group to or on behalf of any participant during the period of five Plan Years ending on the Determination Date;

                   (3) the sum of (A) all rollover contributions (or fund to fund transfers) to the Plan by an Employee after December 31, 1983 from a plan sponsored by an employer which is not the Participating Company or an Affiliated Company, (B) any amount that is included in Subsections (d)(1) and (2) for a person who is a Non-Key Employee as to the Plan Year of reference but who was a Key Employee as to any earlier Plan Year and (C) for Plan Years beginning after December 31, 1984, any amount that is included in Subsections (d)(1) and (2) for a person who has not performed any service for the Participating Company during the five-year period ending on the Determination Date.

                   (4) The present value of accrued benefits under all qualified defined benefit plans included in the Aggregation Group shall be determined on the basis of the 1971 Group Annuity Mortality Table for Males and an interest rate of eight percent (8%).

          The value of proportional subsidies, including subsidized preretirement survivor's benefits, subsidized early retirement benefits, and optional forms of payment, shall be ignored in determining the present value of accrued benefits.

                   (5) Solely for the purpose of determining whether the Plan, or any other plan included in a required Aggregation Group of which this Plan is a part, is top-heavy, the accrued benefit of an Employee other than a Key Employee shall be determined under (A) the method, if any, that uniformly applies for accrual purposes under all plans maintained by the Company and all Affiliated Companies, or (B) if there is no such method, as if such benefit accrued not more rapidly than at the slowest accrual rate permitted under the fractional accrual method of section 411(b)(1)(C) of the Code.

               (e) "Non-Key Employee" shall mean any Employee or former
                    ----------------
Employee of the Participating Company or an Affiliated Company in any Plan Year, but who is not a Key Employee as to
that Plan Year. Non-Key Employee shall also include the beneficiaries of such persons.
               (f) "Super Top-Heavy Plan" shall mean each plan in an Aggregation
                    --------------------
Group if, as of the applicable Determination Date, the Key Employee Ratio in the plan exceeds ninety percent (90%), determined in accordance with section 416 of the Code.

               (g) "Top-Heavy Plan" shall mean each plan in an Aggregation
                    --------------
Group if, as of the applicable Determination Date, the Key Employee Ratio exceeds sixty percent (60%), determined in accordance with section 416 of the Code.

               (h) "Top-Heavy Valuation Date" shall mean the most recent
                    ------------------------
Valuation Date occurring within the 12-month period ending on the Determination Date.

         12.3  Minimum Contribution for Non-Key Employees.
               ------------------------------------------
               (a) (1) In each Plan Year in which the Plan is a Top Heavy Plan, each Participant who is a Non-Key Employee and who is actively employed by the Participating Company on the last day of such Plan Year will receive a total minimum Participating Company contribution (including forfeitures) under all plans described in Section 12.2(a)(1) and (2) of not less than three percent (3%) of the Participant's annual compensation as defined in Treas. Reg. 1.415-2(d).

                   (2) Salary reduction contributions made on behalf of a Participant in plan years beginning after Decem-ber 31, 1984 and before January 1, 1989 to such plans shall be deemed to be Participating Company contributions.

                   (3) The minimum Company contribution shall be provided to each Participant who is a Non-Key Employee actively employed by a Participating Company on the last day of the Plan Year, regardless of the number of Hours of Service complete by the Participant during the Plan Year, and regardless of the Participant's level of compensation. Minimum Company contributions shall be allocated to Company Accounts.

               (b) The percentage set forth in Subsection (a) shall be reduced to the percentage at which contributions, including salary reduction contributions and forfeitures, are made (or are required to be made) for a Plan Year for the Key Employee for whom such percentage is the highest for such Plan Year. This percentage shall be determined for each Key Employee by dividing the contribution for such Key Employee by his compensation as defined in Treas. Reg. 1.415-2(d) for the Plan Year, as limited by Section 12.4. All defined contribution plans required to be included in an Aggregation Group shall be treated as one plan for the purpose of this Section; however, this Section shall not apply to any plan which is required to be included in an Aggregation Group if such plan enables a defined benefit plan in such group to meet the requirements of section 401(a)(4) or section 410 of the Code.

               (c) If a Participant who is a Non-Key Employee actively employed by a Participating Company on the last day of the Plan Year participates in both a defined benefit plan and a defined contribution plan described in Section 12.2(a)(1) and (2), the Participating Company is not required to provide such Participant with both the minimum benefit and the minimum contribution described above. In such event, the Participant shall receive the minimum benefit provided under the defined benefit Top-Heavy Plan reduced by the amount of any benefit payable under the defined contribution plan.

         12.4  $200,000 Limit.  For each Plan Year in which the Plan is a Top-
               --------------
Heavy Plan, the compensation of any Participant for purposes of accruing a benefit under the Plan for that Plan Year shall not exceed $200,000 (or such greater amount as may be prescribed by appropriate governmental authorities).
In the case of a Plan Year of duration shorter than twelve months in which the Plan is a Top-Heavy Plan, compensation shall exclude total taxable income of any Participant in excess of the amount determined by multiplying $200,000 (as adjusted) by a fraction, the numerator of which is the number of completed calendar months occurring in such short Plan Year and the denominator of which is twelve.

         12.5  Social Security.  The Plan, for each Plan Year in which it is a
               ---------------
Top-Heavy Plan, must meet the requirements of this

Article without regard to any Social Security or similar contributions or benefits.

         12.6  Adjustment to Maximum Allocation Limitation.
               -------------------------------------------
               (a) For each Plan Year in which the Plan is (1) a Super Top-Heavy Plan or (2) a Top-Heavy Plan and the Board of Directors does not make the election described in Subsection (b) and for which a similar election has not been made as to another plan in the Aggregation Group, the 1.25 factor in the defined benefit and defined contribution fractions under the Maximum Benefit provisions of the Plan shall be reduced to 1.0. The adjustment described in this Section shall not apply to any Participant during any period in which the Participant earns no additional accrued benefit under any defined benefit plan and has no employer contributions, forfeitures, or voluntary contributions allocated to his accounts under any defined contribution plan.

               (b) In any Plan Year in which the Plan is a Top Heavy Plan but not a Super Top-Heavy Plan and the Aggregation Group described in Section 12.2(a)(1) and (2) also includes a defined benefit plan, the Board of Directors may elect to use a factor of 1.25 in computing the denominator of the defined benefit and defined contribution fractions. In the event of such election, the minimum contribution described in Section 12.3(a)(1) for each Non-Key Employee who is not covered under such a defined benefit plan shall be increased from three percent

(3%) to four percent (4%).  In addition, the minimum contribution described in
Section 12.3(b) for each Non-Key Employee who is covered under such a defined benefit plan shall be increased to seven and one-half percent (7.5%).

                                 ARTICLE XIII

                              GENERAL PROVISIONS
                              ------------------

          13.1  No Employment Rights.  Neither the action of Alco in
                --------------------
establishing the Plan, nor any provisions of the Plan, nor any action taken by the Participating Companies, the Administrator, or the Administrative or Alco Committees shall be construed as giving to any employee of the Participating Companies the right to be retained as an employee or any right to payment, except to the extent of the benefits provided in the Plan to be paid from the Fund.

          13.2  Source of Benefits.  All benefits payable under the Plan shall
                ------------------
be paid or provided for solely from the Fund, and neither Alco nor any Participating Company assumes liability or responsibility therefor.

          13.3  Governing Law.  This Plan shall be governed, construed and
                -------------
administered under the laws of the Commonwealth of Pennsylvania, except to the extent preempted by ERISA.

          13.4  Spendthrift Clause.
                ------------------
                (a) No benefit payable at any time under this Plan, and no interest or expectancy herein, shall be anticipated, assigned, or alienated by any Participant or beneficiary, or be subject to attachment, garnishment, levy, execution or other legal or equitable process, except for (1) an amount necessary to satisfy a Federal tax levy made pursuant to section 6331 of the

Code and (2) any benefit payable pursuant to a domestic relations order received by the Plan is a qualified domestic relations order which is determined to be a qualified domestic relations order within the meaning of the Code.

          The Administrator shall have the duty to determine whether any domestic relations order received by the Plan is a qualified domestic relations order as defined in section 414(p) of the Code. To the extent provided in any domestic relations order which is found to be a qualified domestic relations order (as defined in the Code), the former spouse of a Participant shall be treated as a surviving spouse for purposes of this Plan, and any other spouse of the Participant shall not be treated as a spouse of the Participant.

                (b) Any attempt to alienate or assign a benefit hereunder, whether currently or hereafter payable, shall be void. No benefit shall in any manner be liable for or subject to the debts or liability of any Participant or beneficiary. If any Participant or beneficiary shall attempt to, or shall, alienate or assign his benefits under the Plan or any part thereof, or if by reason of his bankruptcy or other event happening at any time, such benefits would devolve upon anyone else or would not be enjoyed by him, then the Administrator may terminate payment of such benefit and hold or apply it to or for the benefit of the Participant or beneficiary.

          If so ordered by a court of competent jurisdiction, a domestic relations order shall not fail to be a qualified domestic relations order pursuant to section 414(p) of the Code even if the order requires payments to be made to an alternate payee (as defined in section 414(p)(8) of the Code) prior to (1) the Participant's earliest retirement age (as defined in section 414(p)(4)(B) of the Code) or (2) any date on which the Participant would be entitled to a Plan withdrawal or distribution.

          13.5  Facility of Payment.  In the event that the Administrator finds
                -------------------
that any retired Participant or any beneficiary to whom a benefit is payable hereunder is unable to care for his affairs because of physical, mental, or legal incompetence, any payment due hereunder may (unless prior claim therefor shall have been made by a duly qualified guardian or other legal representative), in the discretion of the Administrator, be paid to the person or institution deemed by the Administrator to be maintaining, or responsible for the maintenance of, such retired Participant or such beneficiary. Any such payment shall be deemed a payment for the account of the retired Participant or the beneficiary and shall constitute a complete discharge of any liability therefor under the Plan.

          13.6  Participation by Affiliated Companies.  With the prior consent
                -------------------------------------
of the Board of Directors, an Affiliated Company may adopt this Plan for its employees by action of its board of directors or other governing body. Each amendment to the Plan will be binding on an Affiliated Company which has adopted the Plan, and, by its adoption of the Plan, the Affiliated Company shall be deemed to have appointed Alco, the Administrator, the Alco Committee, and the Trustee as its exclusive agents to exercise on its behalf all the power and authority conferred by the Plan and the Trust Agreement upon Alco, the Administrator, the Alco Committee, and the Trustee, respectively. The authority of Alco, the Administrator, the Alco Committee, and the Trustee to act as such agents shall continue until the Affiliated Company terminates its participation in the Plan and the benefits payable to Participants employed (or formerly employed) by the Affiliated Company have been distributed as provided herein. The Affiliated Company may terminate its participation in the Plan at any time by action of its board of directors or other governing body. If the Affiliated Company ceases to be an Affiliated Company, it may no longer participate in the Plan.

          13.7  Severability of Provisions.  If any provision of this Plan is
                --------------------------
determined to be void by any court of competent jurisdiction, the Plan shall continue to operate, and, for the purposes of the jurisdiction of that court only, shall be deemed not to include the provisions determined to be void.

          13.8  Headings.  Article and paragraph headings are supplied for
                --------
convenience only and shall not be construed as altering the text of the Plan in any way.

          13.9  Withholding.  The Administrator and the Trustee shall have the
                -----------
right to withhold any and all state, local and Federal taxes which may be withheld in accordance with applicable law.

         13.10  Number; Gender.  Wherever required by context, the singular of
                --------------
any word used in this Plan shall include the plural and the plural may be read in the singular. Words used in the masculine shall be read and construed in the feminine where they would so apply.





                                 ALCO STANDARD CORPORATION



                                 By:
                                    ----------------------------
                                    Hugh G. Moulton
                                    Executive Vice President

                                  SCHEDULE A

                            PARTICIPATING COMPANIES
                            -----------------------



Participating Subsidiaries/Divisions            Joinder Date
- ------------------------------------            ------------

                                                June 30, 1990,
                                                unless otherwise
                                                noted

 1.  Alco Standard Corporation, on
     behalf of the following divisions:

      A-Copy                                    October 1, 1990
      American Business Machines
      Associated Business Products-Denver
      Associated Business Products-Salt
        Lake City
      Automated Office Systems
      Copyrite
      Delta Business Systems
      D. C. Hey Company
      Kex/Copysource
      Reynolds Ice & Beverage Equip-
        ment Company
      St. John Business Machines

 2.  Paper Corporation of America, on
     behalf of the following divisions:

      Baldwin Paper Company
      Precision Sheeting Service
      Quality Park Products

 3.  Aerospace Technologies, Inc.               October 1, 1990
 4.  Bay Colony Paper Corporation               December 1, 1990
 5.  Business Machines Center, Inc.             October 1, 1990
 6.  Central Products Company - Linden
 7.  Copier Consultants, Inc.
 8.  Copy Corporation
 9.  Distribix, Inc.                            October 1, 1990
10.  Innovative Office Systems, Inc.
11.  O'Brien Business Equipment, Inc.
12.  Omni Business Systems, Inc.                February 1, 1991
13.  The T. Talbott Bond Company
14.  Taylor Made Office Systems, Inc.
15.  Xtec Enterprises, Inc.

                                  SCHEDULE B

                                  PRIOR PLANS
                                  -----------


Prior Plan                                      Merger Effective Date
- ----------                                      ---------------------

                                                June 30, 1990, unless
                                                otherwise noted

 1.  A-Copy, Inc. Profit Sharing Plan           October 1, 1990
 2.  Aerospace Technologies, Inc.
      Savings/Retirement Plan                   October 1, 1990
 3.  401(k) Plan for Non-Union
      Employees of AGP/GENtech, Inc.
 4.  American Business Machines, Inc.
      Profit Sharing Plan
 5.  Associated Business Products,
      Inc. 401(k) Savings and Retire-
      ment Plan
 6.  Associated Business Products,
      Inc. Employees' Profit Sharing
      Plan
 7.  Automated Office Systems, Inc.
      Employee Stock Ownership Plan
 8.  Baldwin Paper Company Pension
      Plan
 9.  Bay Colony Paper Corporation
      Profit Sharing Plan                       December 1, 1990
10.  Business Machines Center, Inc.
      Profit Sharing Plan                       October 1, 1990
11.  Copier Consultants, Inc.
      Employee Retirement Plan
12.  Copy Corporation Profit
      Sharing Plan
13.  Copyrite Savings Plan
14.  Distribix, Inc. 401(k) Matching,
      Savings and Investment Plan               October 1, 1990
15.  Eicon Systems, Inc. Employees
      Profit Sharing Plan
16.  Florida Copy Corporation
      401(k) Profit Sharing Plan
17.  Graham Copy Company, Inc.
      Pension Plan
18.  Graham Copy Company, Inc.
      Profit Sharing Plan
19.  D. C. Hey Company, Inc.
      Profit Sharing Plan

Prior Plan                                      Merger Effective Date
- ----------                                      ---------------------

                                                June 30, 1990, unless
                                                otherwise noted

20.  Innovative Corporation
      Savings/Investment/Retirement
      Account
21.  Kallet Office Equipment, Inc.
      401(k) Salary Savings Plan
22.  O'Brien Business Equipment, Inc.
      Profit Sharing Plan
23.  Omni Business Systems, Inc.
      Profit Sharing Plan                       February  1, 1991
24.  Precision Sheeting Service
      401(k) Plan
25.  Quality Park Products
      Thrift-Investment Plan for
      Sales Employees
26.  Reynolds Products, Inc. Profit
      Sharing Plan
27.  San Sierra Business Systems,
      Inc. Profit Sharing Plan                  May 1, 1991
28.  St. John Business Machines,
      Inc. Profit Sharing Plan
29.  T. Talbott Bond Profit Sharing
      Plan
30.  Taylor-Made Profit Sharing Plan
31.  Xtec, Inc. Savings and Protection
      Plan